Exhibit 10.22

Date: March 30, 2024

Richard J Berman

420 Lexington Avenue

Suite 1402

New York, NY 10170

Dear Sir

RE: REMUNERATION AS INDEPENDENT DIRECTOR OF FINTECH SCION LIMITED (“FSL” OR THE “COMPANY”)

1.	Director remuneration

1.1	The remuneration fees as an independent director for FSL shall be USD100,000 for 2023. There will be no remuneration for 2024 until the Company is uplisted on Nasdaq.

1.2	Upon the successful of uplisting the Company to Nasdaq, you shall be rewarded with Company’s share (“Reward”), which the maximum amount is 1% of the Company market capitalization, calculated based on the first closing day of the Company’s share traded on Nasdaq. The number of shares to be issued shall be calculated based on the market share price (as stated on Nasdaq) of the first closing date of the Company listed on Nasdaq.

2.	Supersede all other agreements/promises

This letter shall supersede all agreements, approvals, engagement letters and promises, whether is in writing or verbal, previously made by any of the representative of the Company to you.

3.	Your Responsibility

2.1	The objective of this letter is to determine the remuneration that the Company is offering to you as an independent director of the Company. A full director engagement/appointment letter will be drafted by the Company’s legal counsel upon successful uplisting to Nasdaq. In the meantime, you shall:

a.	Act in the best interest of the Company in accordance to the United State Securities and Exchange Commission (“SEC”) regulation as an independent director.

b.	When necessary, act as the chairman of Audit Committee (“AC”). A full AC will only be formed upon successful uplisting to Nasdaq. However, at the moment, you shall assist in your best capacity to ensure all audit findings, internal control matters and the interest of the shareholders are guarded accordance to the SEC regulation.

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c.	Assist in your best capacity, share your experience and advise, and attend meetings on matters related to the Company uplisting to Nasdaq.

Thank you.

Yours faithfully

Name: Lim Chun Hoo

Position: CEO

I, Richard J Berman, hereby acknowledge that I have read, agree and accept the above terms and conditions.